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                                                                  Exhibit (j)(1)

                 [Letterhead of Sutherland Asbill & Brennan LLP]

                                 April 24, 2000

Board of Directors
GE Investments Funds, Inc.
3003 Summer Street
Stamford, CT 06905

                         RE: GE Investments Funds, Inc.
                             File No. 2-91369

Gentlemen:

            We hereby consent to the reference to our name under the caption "Counsel" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 27 to Form N-1A for GE Investments Funds, Inc. (File No. 2-91369). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Very truly yours,

                                    SUTHERLAND ASBILL & BRENNAN LLP


                                    By:      /s/ David S. Goldstein
                                        ---------------------------------------
                                                 David S. Goldstein